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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                               December 15, 1999
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                               (Date of Report)

                         TARGETED GENETICS CORPORATION
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              (Exact Name of Registrant as Specified in Charter)

          Washington                        000-23930                        91-1549568
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 (State or Other Jurisdiction         (Commission File No.)                 (IRS Employer
      of Incorporation)                                                  Identification No.)
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             1100 Olive Way, Suite 100, Seattle, Washington 98101
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         (Address of Principal Executive Offices, including Zip Code)

                                (206) 623-7612
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             (Registrant's Telephone Number, Including Area Code)

                                     None
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events

     On December 15, 1999, we revised the factors included under "Risk Factors" in Amendment No. 3 to Targeted Genetics' Registration Statement on Form S-3
(file no. 333-86509) and in Post-Effective Amendment No. 2 to Targeted Genetics'
Registration Statement on Form S-3 (file no. 333-51625) to comply with the SEC's plain English requirements. So that investors do not have to rely on the risk factors included in our most recent annual report, we have included the full text of the revised risk factors in this current report. These factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made by us or our management in our periodic reports or elsewhere from time to time.

                                  RISK FACTORS

If we are unable to secure financing on terms acceptable to us for future capital needs, we will be unable to fund continuing operations.

  Developing and commercializing our potential products will require substantial additional financial resources. Because we cannot expect internally generated cash flow to fund development and commercialization of our products, we will look to outside sources for funding. These sources could involve one or more of the following types of transactions:

  .  technology partnerships,

  .  technology sales,

  .  technology licenses,

  .  issuing debt or

  .  equity arrangements.

  If we cannot obtain additional financing when needed or on acceptable terms, we will be unable to fund continuing operations. In addition, if we raise additional funds by issuing equity securities, our shareholders will likely experience significant dilution of their ownership interest. We estimate that we have sufficient funding from on-hand balances, expected revenue and other contractually committed funding to meet our expected needs until at least the second quarter of 2001.

We have a history of losses and may never become profitable, which could result in a decline in the value of our common stock and a loss of your investment.

  We have generated small amounts of revenue and incurred significant net losses since we began business. As of September 30, 1999, we have incurred losses totaling $100.4 million. We expect to continue to incur substantial additional losses in the future, due primarily to the following factors:

  . all of our products are in a testing phase and have not received regulatory approval, and

  .  we will likely spend significant amounts on operating expenses.

  We may never generate profits, and if we do become profitable, we may be unable to sustain or increase profitability on a quarterly or annual basis. As a result, the trading price of our stock could decline and you could lose all or part of your investment.

If our clinical trials are unsuccessful or we do not receive regulatory approval for our products, which are in the early stage of product development, we may be unable to generate sufficient revenues to maintain our business.

  We do not yet have products in the commercial markets. All of our potential products, including tgAAV-CF, our cystic fibrosis product candidate, and tgDCC-
E1A, our cancer product candidate, are in research and development or in early-stage clinical trials. We cannot apply for regulatory approval of our potential products until we have performed additional research and development and testing. Our clinical trials may not demonstrate the safety and efficacy of our potential products, and we may encounter unacceptable side effects or other problems in the clinical trials. Should this occur, we may have to delay or discontinue development of the potential product that causes the problem. After a successful clinical trial, we cannot market products in the United States until we receive regulatory approval. If we are unable to gain regulatory approval of our products after successful clinical trials and then commercialize and sell those products, we may be unable to introduce and sell a quantity of products sufficient to maintain our business or secure additional financing to fund our operations.


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Delays or unexpected costs in obtaining approval of our products or complying with governmental regulatory requirements could decrease our ability to generate revenue and make funding our operations more difficult.

  The regulatory process in the gene and cell therapy industry is costly, time-consuming and subject to unpredictable delays. Accordingly, we cannot predict with any certainty how long it will take or how much it will cost to obtain regulatory approvals for clinical trials or for manufacturing or marketing our potential products. Delays in bringing a potential product to market or unexpected costs in obtaining regulatory approval could decrease our ability to generate revenue and make it more difficult to obtain additional financing necessary to fund our operations. In addition, all manufacturing operations are subject on an ongoing basis to the current Good Manufacturing Practices requirement of the Food and Drug Administration. While we currently anticipate that we will be able to manufacture product that meets this requirement, we may be unable to attain or maintain compliance with current or future Good
Manufacturing Practices requirements. If we discover previously unknown problems after we receive regulatory approval of a potential product or fail to comply with applicable regulatory requirements, we may suffer restrictions on our ability to market the product, including mandatory withdrawal of the product from the market. This, or an unexpected increase in the cost of compliance, could decrease our ability to generate revenue.

Failure to recruit patients could delay or prevent clinical trials of our potential products, which could cause a delay or inability to introduce products to market and a resulting decrease in our ability to generate revenue.

  Identifying and qualifying patients to participate in testing our potential products is critical to our near-term success. The timing of our clinical trials depends on the speed at which we can recruit patients to participate in testing our products. Delays in recruiting or enrolling patients to test our products could result in increased costs, delays in advancing our product development, delays in proving the usefulness of our technology or termination of the clinical trials altogether. If we are unable to timely introduce potential products to market after successful clinical trials, our ability to generate revenue may decrease and we may be unable to secure additional financing.

We may be unable to adequately protect our proprietary rights, which may limit our ability to compete effectively.

  Our success depends in part on our ability to protect our proprietary rights.
We own or have licenses to patents on a number of genes, processes, practices and techniques critical to our present and potential products. If we fail to obtain and maintain patent protection for our technology, our competitors may market competing products that threaten our market position. The failure of our licensors to obtain and maintain patent protection for technology they license to us could similarly harm our business. Patent positions in the field of biotechnology are highly uncertain and involve complex legal, scientific and factual questions. Our patent applications may not result in issued patents.
Even if we secure a patent, the patent may not afford adequate protection against our competitors.

  We also rely on unpatented proprietary technology. Because this technology does not benefit from the protection of patents, we may be unable to meaningfully protect this proprietary technology from unauthorized use or misappropriation by a third party.

Intellectual property claims and litigation could subject us to significant liability for damages and invalidation of our proprietary rights.

  As the biotechnology industry expands, the risk increases that other companies may claim that our processes and potential products infringe on their patents. Defending these claims would be costly and would likely divert management's attention and resources away from our operations. If we infringe on another company's patented processes or technology, we may have to pay damages or obtain a license in order to

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continue manufacturing or marketing the affected product or using the affected process. We may be unable to obtain a license on acceptable terms.

  Our potential tgAAV-CF product uses our proprietary AAV delivery technology to deliver a normal copy of a CFTR gene to which we have rights under a nonexclusive license. The United States Patent and Trademark Office has declared an interference proceeding to determine the priority of invention of this gene.
While we do not expect to directly participate in the CFTR gene interference proceedings, we have an interest in the outcome. If the eventual outcome does not favor our licensor, we would have to secure a license to the CFTR gene from the prevailing party to continue with development of tgAAV-CF. The costs of licensing the CFTR gene could be substantial and could include royalties greater than those we currently pay. If we cannot secure this license on acceptable terms and on a timely basis, we may be unable to develop or deliver our potential tgAAV-CF product, which could result in decreased ability to generate revenue and difficulty in obtaining additional financing to fund our operations.

If we or our business partners are unable to successfully market and distribute our products, our business will fail.

  We have no experience in sales and marketing. To market any products that may result from our development programs, we will need to develop marketing and sales capabilities, either on our own or with others. We intend to enter into collaborations with corporate partners to utilize the mature marketing and distribution capabilities of our partners. While we believe that these collaborative partners will be motivated to market and distribute our potential products, our current and potential future partners may not commit sufficient resources to commercializing our technology on a timely basis. Furthermore, our present or future collaborators may pursue the development or marketing of competing products. If our business partners do not successfully market and distribute our products and we are unable to develop sufficient marketing and distribution capabilities on our own, our business will fail.

The intense competition and rapid technological change in our market may result in pricing pressures and failure of our products to achieve market acceptance.

  We presently face competition from other companies developing gene and cell therapy technologies and from companies using more traditional approaches to treating human diseases. Most of our competitors have substantially more experience and financial and infrastructure resources than we do in the following areas:

  .  research and development,

  .  clinical trials,

  .  obtaining Food and Drug Administration and other regulatory approvals,

  .  manufacturing, and

  .  marketing and distribution.

Consequently, our competitors may be able to commercialize new products more rapidly than we do, or manufacture and market competitive products more successfully than we do. This could result in pricing pressures or the failure of our products to achieve market acceptance.

  In addition, gene and cell therapy are new and rapidly evolving fields and are expected to continue to undergo significant and rapid technological change.
Rapid technological development by our competitors could result in our actual and proposed technologies, products or processes losing market share or becoming obsolete.

If we do not attract and retain qualified personnel and scientific collaborators, we will be unable to successfully and timely develop our potential products and may be unable to generate sufficient revenue to maintain our business.

  Our future success depends in part on our ability to attract and retain key employees. We have programs in place to retain personnel, including programs to create a positive work environment and competitive compensation packages.
Because competition for employees in our field is intense, however, we may be unable to retain our existing personnel or attract additional qualified employees. If we experience turnover or difficulties recruiting new employees, our research and development could be delayed and we could experience difficulties in generating sufficient revenue to maintain our business.

  Our success also depends on the continued availability of outside scientific collaborators to perform research and develop processes to advance and augment our internal research efforts. Competition for collaborators in gene and cell therapy is intense. If we were unsuccessful in recruiting or maintaining our relationships with scientific collaborators, we could experience delays in our research and development or loss of access to important enabling technology.

Our limited manufacturing capability may limit our ability to successfully introduce our potential products.

  We currently do not have the capacity to manufacture large-scale clinical or commercial quantities of our potential products. To do so, we will need to expand our current facilities and staff or supplement them through the use of contract providers. We may be unable to obtain or develop the necessary manufacturing capabilities. If we cannot, we will be unable to introduce sufficient product to sustain our business.

Our use of hazardous materials to develop our products exposes us to liability risks and the risk of regulatory limitation of our use of these materials, either of which could reduce our ability to generate revenue and make it more difficult to fund our operations.

  Our research and development activities involve the controlled use of hazardous materials. Although we believe that our safety procedures for handling and disposing of these materials comply with applicable laws and regulations, we cannot eliminate the risk of accidental contamination or injury from hazardous materials. If a hazardous material accident occurred, we would be liable for any resulting damages. This liability could exceed our financial resources.
Additionally, hazardous materials are subject to regulatory oversight. Accidents unrelated to our operations could cause federal, state or local regulatory agencies to restrict our access to hazardous materials needed in our research and development efforts. If our access to these materials is limited, we could experience delays in our research and development programs. Paying damages or experiencing delays caused by restricted access could reduce our ability to generate revenues and make it more difficult to fund our operations.

The costs of product liability claims and product recalls could exceed the amount of our insurance, which could significantly harm our results of operations or our reputation and result in a decline in the value of our stock.

  Our business activities expose us to the risk of liability claims or product recalls and any adverse publicity that might result from a liability claim against us. We currently have only limited amounts of product liability insurance, and the amounts of claims against us may exceed our insurance coverage. Product liability insurance is expensive and may not continue to be available on acceptable terms. A product liability claim not covered by insurance or in excess of our insurance or a product recall could significantly harm our financial results or our reputation. Either of these could result in a decrease in our stock price, and you could lose all or part of your investment.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TARGETED GENETICS CORPORATION


Dated:  December 17, 1999              By:  /s/ H. Stewart Parker
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                                               H. Stewart Parker
                                          President and Chief Executive Officer